UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2014

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Commencement of Bankruptcy Cases

On October 10, 2014, Endeavour International Corporation (the “Company”) and its subsidiaries listed on Exhibit 99.1 hereto (such subsidiaries, together with the Company, the “Debtors”), which is incorporated herein by reference, filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re Endeavour Operating Corporation, et al.

The Company has entered into a restructuring support agreement (the “RSA”) with respect to the terms of a chapter 11 plan of reorganization with holders of more than two thirds (2/3) of each of its First Priority Notes (defined below), Second Priority Notes (defined below), 7.5% Convertible Bonds (defined below) and Convertible Notes (defined below). Pursuant to the agreed upon term sheet for a chapter 11 plan annexed as an exhibit to the RSA, the Company’s existing debt will be reduced by approximately $568 million including the cancellation of all of the Company’s 12% First Priority Notes, 12% Second Priority Notes, 7.5% Convertible Bonds, 5.5% Convertible Notes (defined below) and 6.5% Convertible Notes (defined below). As consideration for such cancellation, the reorganized Company would issue (a) $262.5 million of new notes to the holders of its 12% First Priority Notes, (b) an aggregate of approximately $237.5 million of new convertible preferred shares to holders of its 12% First Priority Notes and 12% Second Priority Notes, and (c) common shares to holders of its 12% Second Priority Notes, 7.5% Convertible Bonds, 6.5% Convertible Notes and 5.5% Convertible Notes. All of the Company’s existing equity securities, including its shares of common stock and preferred stock, will be cancelled, without receiving any distribution.

The $440 million senior secured term loan incurred by Endeavour Energy UK Limited and certain other of the Company’s foreign subsidiaries, will not be affected by the restructuring.

A copy of the RSA and annexed term sheet are filed herewith as Exhibits 99.2 and 99.3 respectively and are incorporated herein by reference.

No trustee has been appointed and the Company will continue to operate itself and its subsidiaries as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions, including authority to maintain bank accounts and other customary relief.

On October 10, 2014, the Company issued a press release announcing the filing of the Bankruptcy Cases. A copy of the press release is filed herewith as Exhibit 99.4 and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated or, in the case of the Trust Deed listed below, permits the acceleration upon notice, the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”). Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the petitions for relief and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

•	Indenture, dated as of March 3, 2014, among the Company, as issuer, each of the guarantors named therein, and Wilmington Savings Fund Society, FSB, as trustee, with respect to an aggregate principal amount of $17.5 million of 6.5% Convertible Notes due 2017, plus accrued and unpaid interest thereon (“6.5% Convertible Notes”).

•	First Priority Indenture, dated as of February 23, 2012, among the Company, as issuer, each of the guarantors named therein, and Wells Fargo Bank, National Association, as trustee and collateral agent, with respect to an aggregate principal amount of $404 million of 12% First Priority Notes due 2018 (the “First Priority Notes”):, plus accrued and unpaid interest thereon.

•	Second Priority Indenture, dated as of February 23, 2012, among the Company, as issuer, each of the guarantors named therein, and Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent, with respect to an aggregate principal amount of $150 million of 12% Second Priority Notes due 2018 (the “Second Priority Notes”), plus accrued and unpaid interest thereon.

•	Indenture, dated as of July 22, 2011, among the Company, as issuer, each of the guarantors named therein, and Wilmington Savings Fund Society, FSB, as trustee, with respect to an aggregate principal amount of $135 million of 5.5% Convertible Notes due 2016, plus accrued and unpaid interest thereon (“5.5% Convertible Notes” and together with the 6.5% Convertible Notes, the “Convertible Notes”).

•	Trust Deed, dated January 24, 2008, among the Company, Endeavour Energy Luxembourg S.à.r.l. and BNY Corporate Trustee Services Limited, as trustee, with respect to an aggregate principal amount of $40 million of 7.5% Guaranteed Convertible Bonds due 2016, plus accrued and unpaid interest thereon (the “7.5% Convertible Bonds”).

Item 7.01 Regulation FD Disclosure.

As noted above, the Debtors have been engaged in discussions with certain holders of debt under the Debt Documents regarding a restructuring of their capital structure. In connection with these discussions, the Debtors provided the financial forecasts (collectively, the “projections”) and other information included in Exhibit 99.5 to certain debt holders in October 2014. The Company and these debt holders are parties to nondisclosure agreements and the disclosure herein is being made in accordance with the terms of such nondisclosure agreements. The projections and other information are included herein only because they were provided to such debt holders. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Debtors’ independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Debtors with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Debtors’ control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections herein should not be regarded as an indication that the Debtors or their affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of the Debtors or any of their affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Debtors compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K for year ended December 31, 2013, filed with the SEC on March 17, 2014, Form 10-K/A filed on March 21, 2014 and other filings for a discussion of material risk factors. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	List of subsidiaries of the Company that are Debtors

99.2	Release of Private Information – Restructuring Support Agreement

99.3	Release of Private Information – Term Sheet

99.4	Press Release, dated October 10, 2014

99.5	Release of Private Information – Presentation (Reorganization Considerations)

99.6	Release of Private Information – Intercreditor Agreement, dated as of May 31, 2012, among Wells Fargo Bank, National Association, as trustee and collateral agent under the First Priority Indenture, Wilmington Trust, National Association, as trustee under the Second Priority Indenture, and Wells Fargo Bank, National Association, as collateral agent under the Second Priority Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

October 14, 2014	By:	/s/ Catherine Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	List of subsidiaries of the Company that are Debtors

99.2	Release of Private Information – Restructuring Support Agreement

99.3	Release of Private Information – Term Sheet

99.4	Press Release, dated October 10, 2014

99.5	Release of Private Information – Presentation (Reorganization Considerations)

99.6	Release of Private Information – Intercreditor Agreement, dated as of May 31, 2012, among Wells Fargo Bank, National Association, as trustee and collateral agent under the First Priority Indenture, Wilmington Trust, National Association, as trustee under the Second Priority Indenture, and Wells Fargo Bank, National Association, as collateral agent under the Second Priority Indenture